UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2005

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2005, the Board of Directors of FMC Technologies, Inc. (the "Company") reviewed a market compensation analysis of director compensation in the oilfield services industry and approved the recommendation of its Compensation Committee to increase the amount of the Company’s annual retainer, board meeting fees and the targeted value of non-retainer equity grants for non-employee directors under the Company’s Incentive Compensation and Stock Plan. Effective January 1, 2006, compensation for the Company’s non-employee directors will consist of the following:

Annual Retainer - $45,000*
Annual Audit Committee Chairman Fee - $12,000
Annual Compensation Committee Chairman Fee - $ 8,000
Annual Nominating and Governance Committee Chairman Fee - $ 8,000
Board Meeting Fee - $ 1,750 per meeting
Committee Meeting Fee - $ 2,000 per meeting
Annual Non-Retainer Equity Grant Value - $85,000**

*Each director will receive $25,000 of the annual retainer in restricted stock units and the remainder in cash, payable in quarterly installments. Each director will have the option of deferring the cash portion of the annual retainer and receiving it in the form of restricted stock units.
**Restricted stock grant awarded in May of each year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

October 13, 2005	By:	William H. Schumann, III

Name: William H. Schumann, III
Title: Senior Vice President and Chief Financial Officer